                                                                      EXHIBIT 21


                                   EXHIBIT 21
                       to Registrant's Report on Form 10-K
                        for the year-ended June 30, 2001

SUBSIDIARIES OF BALDWIN TECHNOLOGY COMPANY, INC.                Jurisdiction
                                                                ------------
Baldwin Americas Corporation                                    Delaware
Baldwin Europe Consolidated Inc.                                Delaware
Baldwin Asia Pacific Corporation                                Delaware
Baldwin Technology Limited                                      Bermuda
Baldwin Document Finishing Systems, Inc.                        Delaware
Baldwin Technology India Private Limited                        India

SUBSIDIARIES OF BALDWIN AMERICAS CORPORATION
Baldwin Technology Corporation                                  Connecticut
Baldwin Enkel Corporation                                       Delaware
Baldwin Graphic Systems, Inc.                                   Delaware
Baldwin Americas do Brasil Ltda                                 Brasil
Baldwin India Private, Ltd.                                     India

SUBSIDIARIES OF BALDWIN TECHNOLOGY CORPORATION
Baldwin Kansa Corporation                                       Kansas

SUBSIDIARIES OF BALDWIN ENKEL CORPORATION
Baldwin Americas Foreign Sales Corporation                      US Virgin Island

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED INC.
Baldwin Europe Consolidated BV                                  Netherlands

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED BV
Baldwin Graphic Equipment BV                                    Netherlands
Baldwin German Capital Holding GmbH                             Germany
Baldwin U.K. Holding Limited                                    United Kingdom
Baldwin Sweden Holding AB                                       Sweden
Baldwin France Sarl                                             France

SUBSIDIARIES OF BALDWIN GERMAN CAPITAL HOLDING GMBH
Baldwin  Grafotec GmbH                                          Germany
Baldwin International Products GmbH                             Germany

SUBSIDIARIES OF BALDWIN U.K. HOLDING LIMITED
Baldwin (UK) Ltd.                                               United Kingdom
Acrotec UK Ltd.                                                 United Kingdom

SUBSIDIARIES OF BALDWIN SWEDEN HOLDING AB
Baldwin Amal AB                                                 Sweden
Baldwin IVT AB                                                  Sweden
Baldwin Jimek AB                                                 Sweden

SUBSIDIARIES OF ACROTEC UK LTD.
Baldwin Globaltec Ltd.                                          United Kingdom

SUBSIDIARIES OF BALDWIN ASIA PACIFIC CORPORATION
Baldwin Japan Ltd.                                              Japan
Baldwin Printing Control Equipment (Beijing) Company, Ltd.      China
Baldwin Printing Equipment (Shanghai) Company, Ltd.             China
Baldwin Graphic Equipment Pty. Ltd.                             Australia
Baldwin Printing Controls Ltd.                                  Hong Kong